Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER RESULTS

RevPAR Increases 9.5 Percent; EBITDA Rises 24 Percent

BETHESDA, MD, October 19, 2005 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $11.4 million, or $0.37 per diluted share for the quarter ended September 30, 2005, compared to net income of $10.0 million, or $0.35 per diluted share for the prior year period. Net income for the prior year period includes a $2.6 million gain on sale of the Omaha Marriott and the contingent litigation expense of $0.9 million.

For the quarter ended September 30, 2005, the Company generated funds from operations (“FFO”) of $24.1 million versus $17.8 million for the same period of 2004. On a per diluted share/unit basis, FFO for the third quarter was $0.79 versus $0.62 for the same period last year. FFO and FFO per diluted share/unit for the prior year third quarter include a contingent litigation expense of $0.9 million associated with the Company’s ongoing litigation with Meridien and related affiliates. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2005’s third quarter increased 24 percent to $35.0 million from $28.3 million during the prior year period. EBITDA for the prior year period includes a $2.6 million gain on sale of the Omaha Marriott and the contingent litigation expense of $0.9 million.

Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2005 versus the same period in 2004 increased 9.5 percent to $138.48. Average daily rate (“ADR”) rose to $175.11, a 5.0 percent improvement, while occupancy climbed 4.3 percent to 79.1 percent from the prior year period.

“We are extremely pleased with the performance of our portfolio in the third quarter. Our urban properties performed particularly well, with RevPAR gains in excess of 13%,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “We exceeded our third quarter outlook of 7.0% to 8.0% RevPAR growth primarily due to better than expected business transient demand at our urban and convention properties.”

The Company’s hotels generated $37.0 million of EBITDA for the third quarter compared with $33.2 million for the same period last year. Third quarter portfolio-wide EBITDA margins improved 91 basis points from the prior year. EBITDA margins in the quarter would have been higher but for the 4.3% growth in occupancy, the Company’s traditionally higher proportion of leisure customers in the third quarter and greater than inflationary increases in salaries, wages, energy and property taxes.

“Fundamentals in the lodging industry are strong as demand growth continues to outpace new supply and pricing power increases,” advised Mr. Bortz. “This strength in the fundamentals should allow the lodging industry and our Company to see robust growth in RevPAR and EBITDA for the remainder of 2005 and 2006.”

On August 31, 2005, the Company acquired the 803-room Westin Copley Place for approximately $324 million. The urban, luxury full-service hotel is located in the prestigious Back Bay area of downtown Boston, just minutes from Logan International Airport and within close proximity to historic Fenway Park. The hotel features more than 47,000 square feet of meeting and function space, including two major ballrooms. The hotel is connected, via temperature-controlled skywalks, to the Hynes Convention Center and Copley Place, with over 100 retail shops and restaurants.

In association with the Westin Copley Place acquisition, the Company assumed a $210 million first mortgage at a fixed interest rate of 5.28% and issued $58.7 million in preferred units to one of the prior owners at a coupon rate of 7.25%. In August, the Company issued $79.3 million in Series D Cumulative Redeemable Preferred shares at a coupon rate of 7.50%.

As of September 30, 2005, LaSalle Hotel Properties had total outstanding debt of $600.1 million, including its $14.4 million portion of the joint venture debt related to the Chicago Marriott. The Company’s $300.0 million unsecured credit facility had $52.5 million outstanding as of September 30, 2005. Interest expense for the third quarter, excluding amortization of financing fees, was $5.9 million resulting in a trailing 12-month Corporate EBITDA to interest expense of 4.9 times. As of September 30, 2005, total debt to trailing 12-month Corporate EBITDA equaled 4.9 times. The Company’s Corporate EBITDA to interest ratio and debt to Corporate EBITDA ratio are calculated based on the definitions in its Senior Unsecured Credit Facility.

For the nine months ended September 30, 2005, net income applicable to common shareholders increased to $18.7 million from $11.0 million for the prior year period. Corporate EBITDA was $80.7 million compared to $61.7 million for the same period in 2004. FFO was $53.2 million compared with $38.2 million for the prior year period. Net income, EBITDA and FFO for the current year and prior year include the Company’s $1.0 million and $0.9 million, respectively, contingent litigation expense related to Meridien and would be $1.0 million and $0.9 million higher but for those expenses. For the nine months ended September

30, 2004, Net Income and EBITDA include the $2.6 million gain on sale of the Omaha Marriott. RevPAR for the nine months ended September 30, 2005 improved 10.5 percent due to an ADR increase of 7.4 percent to $168.13 and an occupancy increase of 2.9 percent to 73.1 percent, each as compared to the same nine month period in 2004.

Subsequent Events

The Company issued 2,200,000 of its common shares of beneficial interest on October 7, 2005. The Company used the net proceeds from this public offering of $74.3 million to pay down debt. Wachovia Securities acted as sole bookrunning manager on the offering, with Raymond James & Associates, Inc. as co-lead manager, and A.G. Edwards & Sons, Inc., Robert W. Baird & Co., BB&T Capital Markets, and KeyBanc Capital Markets as co-managers.

The Company announced on October 14, 2005 that the dividend of $0.10 per common share of beneficial interest will be paid on November 15, 2005 to common shareholders of record on October 31, 2005; the November dividend of $0.10 per common share of beneficial interest will be paid on December 15, 2005 to common shareholders of record on November 30, 2005; and the December dividend of $0.10 per common share of beneficial interest will be paid on January 13, 2006 to common shareholders of record on December 30, 2005.

2005 Outlook

Based on the strength of the third quarter results and the fourth quarter outlook, the Company is increasing its FFO per diluted share/unit outlook for 2005 to $2.13 to $2.16. This represents an increase of 4 to 6 cents versus the Company’s prior outlook and includes the impact of the 2.2 million common shares of beneficial interest issued in October.

The Company’s current outlook is as follows:

Net Income	$18.2 million—$19.1 million ($0.59—$0.62 per diluted share)
FFO	$66.5 million—$67.4 million ($2.13—$2.16 per diluted share/unit)
EBITDA	$107.1 million—$108.0 million
Capital Expenditures	$60.0 million
RevPAR Growth	10.0%—10.5%

Hotel Level Portfolio-Wide

EBITDA Margin Growth	150 – 180 basis points

These forecasts assume a healthy economic environment and no unexpected events that negatively impact the economy or the travel industry. The forecasts for net income, FFO and EBITDA also include the reduction related to the $1.0 million contingent litigation expense with Meridien and would be $1.0 million higher but for the contingent litigation expense.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 23 upscale and luxury full-service hotels, totaling approximately 7,600 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Hilton Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s 2005 outlook, estimates of Net Income, FFO, EBITDA, Capital Expenditures, RevPAR and EBITDA margin growth, and expected industry fundamentals, Company RevPAR and Company EBITDA in 2006. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks and downturns in general and local economic conditions, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Revenues:
Hotel operating revenues:
Room revenue	$63,683	$44,590	$163,242	$115,463
Food and beverage revenue	29,125	23,323	80,246	63,101
Other operating department revenue	9,375	6,918	21,963	17,436

Total hotel operating revenues	102,183	74,831	265,451	196,000
Participating lease revenue	8,097	7,135	17,511	15,562
Other income	191	18	807	110

Total revenues	110,471	81,984	283,769	211,672

Expenses:
Hotel operating expenses:
Room	14,538	10,750	38,770	28,755
Food and beverage	20,069	15,954	55,177	43,618
Other direct	4,872	3,762	12,781	10,193
Other indirect	28,582	20,003	74,925	54,765

Total hotel operating expenses	68,061	50,469	181,653	137,331
Depreciation and other amortization	12,430	9,977	33,699	28,700
Real estate taxes, personal property taxes and insurance	4,137	2,980	11,088	8,723
Ground rent	1,255	1,111	3,024	2,713
General and administrative	2,911	2,238	8,171	6,351
Lease termination expenses	—	850	1,000	850
Other expenses	17	7	188	590

Total operating expenses	88,811	67,632	238,823	185,258

Operating income	21,660	14,352	44,946	26,414
Interest income	224	64	429	223
Interest expense	(6,569)	(3,928)	(16,405)	(11,566)

Income before income tax benefit (expense), minority interest, equity in earnings of unconsolidated entities and discontinued operations	15,315	10,488	28,970	15,071
Income tax benefit (expense)	27	(558)	(18)	807

Income before minority interest, equity in earnings of unconsolidated entities and discontinued operations	15,342	9,930	28,952	15,878
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P.	(120)	(158)	(284)	(256)
Minority interest of preferred units in LaSalle Hotel Operating Partnership, L.P	(355)	—	(355)	—

Income before equity in earnings of unconsolidated entities and discontinued operations	14,867	9,772	28,313	15,622
Equity in earnings of unconsolidated entities	275	221	461	235

Income before discontinued operations	15,142	9,993	28,774	15,857
Discontinued operations:
Income (loss) from operations of property disposed of, including gain on disposal of assets	—	3,286	(45)	4,745
Minority interest, net of tax	—	(51)	—	(72)
Income tax benefit (expense)	—	(56)	19	(180)

Net income (loss) from discontinued operations	—	3,179	(26)	4,493
Net income	15,142	13,172	28,748	20,350
Distributions to preferred shareholders	(3,744)	(3,133)	(10,010)	(9,399)

Net income applicable to common shareholders	$11,398	$10,039	$18,738	$10,951

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Earnings per Common Share - Basic:
Income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.38	$0.25	$0.62	$0.24
Discontinued operations	—	0.11	—	0.17

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.38	$0.36	$0.62	$0.41

Earnings per Common Share - Diluted:
Income applicable to common shareholders before discontinued operations	$0.37	$0.24	$0.62	$0.24
Discontinued operations	—	0.11	—	0.17

Net income applicable to common shareholders	$0.37	$0.35	$0.62	$0.41

Weighted average number of common shares outstanding:
Basic	30,022,302	27,805,183	29,853,499	26,087,859
Diluted	30,492,289	28,351,296	30,329,567	26,714,754

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Funds From Operations (FFO):
Net income applicable to common shareholders	$11,398	$10,039	$18,738	$10,951
Depreciation	12,375	9,949	33,539	28,732
Equity in depreciation of joint venture	202	265	613	790
Amortization of deferred lease costs	13	11	36	34
Minority interest:
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P.	120	158	284	256
Minority interest in discontinued operations	—	51	—	72
Net gain on sale of property disposed of	—	(2,643)	—	(2,643)

FFO	$24,108	$17,830	$53,210	$38,192

Weighted average number of common shares and common units outstanding:
Basic	30,195,827	28,223,539	30,150,728	26,510,419
Diluted	30,665,814	28,769,652	30,626,796	27,137,314

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$11,398	$10,039	$18,738	$10,951
Interest	6,569	3,928	16,405	11,566
Equity in interest expense of joint venture	215	130	556	391
Income tax benefit:
Income tax expense (benefit)	(27)	558	18	(807)
Income tax expense (benefit) from discontinued operations	—	56	(19)	180
Depreciation and other amortization	12,430	9,977	33,699	28,813
Equity in depreciation/amortization of joint venture	224	286	680	879
Minority interest:
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P	120	158	284	256
Minority interest of preferred units in LaSalle Hotel Operating Partnership, L.P	355	—	355	—
Minority interest in discontinued operations	—	51	—	72
Distributions to preferred shareholders	3,744	3,133	10,010	9,399

EBITDA	$35,028	$28,316	$80,726	$61,700

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
TOTAL PORTFOLIO
Occupancy	79.1%	75.8%	73.1%	71.0%
Increase/(Decrease)	4.3%		2.9%
ADR	$175.11	$166.80	$168.13	$156.58
Increase/(Decrease)	5.0%		7.4%
REVPAR	$138.48	$126.46	$122.87	$111.15
Increase/(Decrease)	9.5%		10.5%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2005, including the Hilton Gaslamp, Grafton on Sunset, Onyx Hotel and Westin Copley Place for the Company’s period of ownership, and the Company’s 9.9% interest in The Chicago Marriott Downtown joint venture. The Indianapolis Marriott, Hilton Alexandria Old Town, Chaminade, Hilton Gaslamp, Grafton on Sunset, Onyx Hotel and Westin Copley Place are shown in 2004 for their comparative period of ownership in 2005.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior Year Operating Data

	1Q’2004	2Q’2004	3Q’2004	4Q’2004	Full Year 2004
Occupancy	63.3%	73.4%	75.8%	64.3%	69.1%
ADR	$139.96	$159.52	$166.80	$162.43	$158.16
REVPAR	$88.65	$117.12	$126.46	$104.50	$109.22

Note:

This schedule includes historical operating data for the hotels owned as of September 30, 2005. Historical data is included in 2004 for the hotel’s comparative period of ownership in 2005.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(unaudited, dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues
Room	74,391	67,631	188,092	170,600
Food & beverage	32,582	31,405	89,341	83,737
Other	10,557	9,658	24,708	23,914

Total hotel sales	117,530	108,694	302,141	278,251

Expenses
Room	16,225	15,280	43,404	40,881
Food & beverage	22,057	21,865	60,796	58,385
Other direct	5,370	4,906	13,850	13,031
General & administrative	9,560	8,632	25,406	23,634
Sales & marketing	7,825	7,228	22,011	20,965
Management fees	4,565	3,781	10,170	8,928
POM	4,504	4,258	12,732	11,583
Energy	4,223	3,729	10,552	9,555
Fixed expenses	6,241	5,818	16,930	16,192

Total hotel expenses	80,570	75,497	215,851	203,154

EBITDA	36,960	33,197	86,290	75,097

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2005, including the Hilton Gaslamp, Grafton on Sunset, Onyx Hotel and Westin Copley Place for the Company’s period of ownership, and the Company’s 9.9% interest in The Chicago Marriott Downtown joint venture. The Indianapolis Marriott, Hilton Alexandria Old Town, Chaminade, Hilton Gaslamp, Grafton on Sunset, Onyx Hotel and Westin Copley Place are shown in 2004 for their comparative period of ownership in 2005.